Filed Pursuant to Rule 424(b)(2)
Registration No. 333-296531
Prospectus Supplement
(to Prospectus dated June 5, 2026)
50,000,000 Shares
Common Stock
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The Southern Company (the “Company”) may offer and sell not to exceed 50,000,000 shares of its common stock from time to time through the sales agents named below under an equity distribution agreement. The equity distribution agreement provides that, in addition to the issuance and sale of shares of the Company’s common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, the Company also may enter into forward sale agreements under separate forward sale confirmations between the Company and any sales agent or one or more of its affiliates. These entities, when acting in such capacity, are referred to herein as “forward purchasers.” In connection with each forward sale agreement, the relevant forward purchaser (or its affiliate) will, at the Company’s request, attempt to borrow from third-party stock lenders and, through the relevant sales agent, sell a number of shares of the Company’s common stock equal to the number of shares that underlie the forward sale agreement to hedge the forward sale agreement. Each of the sales agents, when acting as the agent for a forward purchaser, is referred to herein as a “forward seller” (except in the case of BTIG, LLC, for which references to forward seller refers instead to Nomura Securities International, Inc. (acting through BTIG, LLC as agent)).” Transactions contemplated by the forward sale agreements are referred to herein as “forward transactions.”
In a forward transaction under one form of forward sale agreement, which is referred to herein as an “initially priced forward transaction,” the Company may enter into one or more forward sale agreements relating to one or more initially priced forward transactions with a forward purchaser, pursuant to which the Company will receive the forward sale price under the forward sale agreement at the settlement of the initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. The initial forward sale price per share under each forward sale agreement related to an initially priced forward transaction will equal the product of (1) an amount equal to one minus the applicable forward selling commission rate and (2) the volume weighted average price per share at which the borrowed shares of the Company’s common stock are sold pursuant to the initially priced forward transaction by the relevant forward seller to hedge the relevant forward purchaser’s exposure under the relevant initially priced forward transaction. The Company will not initially receive any proceeds from the sale of borrowed shares of its common stock by the relevant forward seller. The Company expects to receive proceeds from the sale of shares of its common stock upon future physical settlement of the relevant initially priced forward transaction with the relevant forward purchaser on dates specified by the Company on or prior to the maturity date of the initially priced forward transaction. In an initially priced forward transaction, the Company expects to receive aggregate cash proceeds equal to the product of the initial forward sale price under such initially priced forward transaction and the number of shares of its common stock underlying such initially priced forward transaction, subject to the price adjustment, including reduction by an amount equal to the expected dividends on the Company’s common stock during the term of the initially priced forward transaction, and other provisions of the applicable forward sale agreement. If the Company elects to cash settle or net share settle an initially priced forward transaction, the Company may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or shares of its common stock (in the case of net share settlement) to the relevant forward purchaser.
In a separate forward transaction under another form of forward sale agreement, which is referred to herein as a “collared forward transaction,” the Company may enter into one or more forward sale agreements relating to one or more collared forward transactions (“collared forward sale agreements”) with Goldman Sachs & Co. LLC, or one or more of the other forward purchasers, each acting in its capacity as forward purchaser (the “collared forward purchasers”), pursuant to which the Company will agree to sell to the relevant collared forward purchaser up to the number of shares of the Company’s common stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the relevant collared forward purchaser will attempt to borrow from third-party stock lenders and sell the maximum number of shares of the Company’s common stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related sales agent acting as the statutory underwriter and a forward seller (the “collared forward seller”) over a period of time to be agreed between the Company and the collared forward purchaser (an “initial hedging period”), all subject to the terms of the equity distribution agreement and the collared forward sale agreement. The Company has been advised by each of the collared forward purchasers that it expects that, on the same days during the initial hedging period when the collared forward seller is selling a number of hedging shares underlying the collared forward transaction, the collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each of the collared forward purchasers expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. The floor price and the cap price of the collared forward transaction will be determined upon completion of the initial hedging period for the collared forward transaction by multiplying the weighted average prices at which the collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction by the floor percentage and the cap percentage, respectively, specified in the relevant collared forward sale agreement. The forward sale price that the Company will receive under any collared forward transaction (the “collared forward sale price”) for each share of its common stock deliverable thereunder will be equal to a reference price determined based on the arithmetic average of volume weighted prices of the Company’s common stock during the applicable valuation period for the collared forward transaction that will run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date selected by the collared forward purchaser), provided that the collared forward sale price will not be less than the floor price and will not be more than the cap price, subject to adjustment under the terms of the collared forward sale agreement, including reduction of the floor price, the cap price and the volume weighted prices used to determine the collared forward sale price by an amount related to the expected dividends on the Company’s common stock during the term of the collared forward transaction (the “settlement amount”). Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period.
The Company will not initially receive any proceeds from the sale of borrowed shares of its common stock by a collared forward seller. On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction (the “first acceleration date”) and not later than the scheduled maturity date for the collared forward transaction, (1) the Company will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to the Company an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero) multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Settlement Cash Amount”). However, the Company will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Settlement Cash Amount in the form of its common stock, instead of cash, with the number of shares to be calculated over a period of time following the settlement date of the collared forward transaction based on the average of the SEC Rule 10b-18 volume-weighted average prices (the “10b-18 VWAP prices”), as measured under the collared forward sale agreement, of the Company’s common stock during that period. Such period is referred to herein as the “unwind period.”
In the event that the relevant forward purchaser or its affiliate (including a collared forward purchaser) is unable to borrow and deliver any shares of the Company’s common stock for sale by the relevant forward seller (including a collared forward seller) under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period.
The relevant forward seller (including a collared forward seller) is not required to sell any specific number or dollar amount of shares of the Company’s common stock, but, subject to the terms and conditions of the applicable forward transaction, the relevant forward seller (including a collared forward seller) will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow from third-party stock lenders and sell up to the designated number of shares of the Company’s common stock during the initial hedging period. In respect of any sales during the initial hedging period by the relevant forward seller (including a collared forward seller) on behalf of the relevant forward purchaser (including a collared forward purchaser), the Company may specify that no shares of its common stock may be sold, if the sales cannot be effected at or above the price designated by the Company, and the Company may specify other trading parameters for such sales (including volume limitations). Accordingly, any sales by the relevant forward seller (including a collared forward seller) may be suspended at any time, and there can be no assurance that the relevant forward seller (including a collared forward seller) will be able to sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including a collared forward seller) will be permitted to conduct sales of shares of the Company’s common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of the Company’s common stock by any sales agent acting on the Company’s behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of a collared forward purchaser or purchases of shares by a collared forward purchaser in connection with any collared forward transaction.
The shares of the Company’s common stock offered hereby may be offered and sold in “at the market” offerings, including on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices or by any other methods permitted by applicable law as agreed between the Company and the relevant sales agents or forward sellers, as the case may be. The Company will pay each of the sales agents a commission not to exceed 1.00% of the sales price per share of shares sold through it as agent under the equity distribution agreement. The net proceeds that the Company will receive from such sales will be the gross proceeds from such sales less the commissions and any other costs that the Company may incur in issuing the shares. See “Use of Proceeds” in this Prospectus Supplement for further information. In connection with each initially priced forward transaction, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of the Company’s common stock sold during the applicable period by it as a forward seller. In connection with each collared forward transaction, the relevant forward seller will receive, reflected in a reduced collared forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of the Company’s common stock sold during the applicable period by it as a forward seller. In respect of a collared forward transaction, if such a commission is payable, it will be deducted from the proceeds the Company receives on the settlement date.
The Company’s common stock is listed and traded on the New York Stock Exchange under the symbol “SO”. The last reported sale price of the Company’s common stock on the New York Stock Exchange on June 5, 2026 was $92.60 per share.
Investing in these securities involves risks. See “Risk Factors” on page S-4 for a description of certain risks associated with investing in the Company’s common stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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Barclays	BMO Capital Markets	BofA Securities	BTIG
Citigroup	Goldman Sachs & Co. LLC	Jefferies	J.P. Morgan
Mizuho	Morgan Stanley	MUFG	RBC Capital Markets
Santander	Scotiabank	Truist Securities	Wells Fargo Securities
June 8, 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus Supplement or the accompanying Prospectus. Neither the Company nor any sales agent, forward purchaser or forward seller takes any responsibility for, nor can it provide any assurances as to the reliability of, any other information that others may give you. This Prospectus Supplement and the accompanying Prospectus is an offer to sell only the shares of common stock of the Company offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference or contained in this Prospectus Supplement and the accompanying Prospectus is current only as of its respective date.

SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this Prospectus Supplement and the accompanying Prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Investing in the Company’s common stock involves risks. See “Risk Factors” beginning on page S-4 in this Prospectus Supplement.
The Company
The Company was incorporated under the laws of Delaware on November 9, 1945. The principal executive offices of the Company are located at 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, and the telephone number is (404) 506-5000. The Company’s internet address is http://www.southerncompany.com. The information on the Company’s website is not incorporated by reference in this Prospectus Supplement and should not be considered to be a part of this Prospectus Supplement.
The Company is a holding company that owns all of the outstanding common stock of three traditional electric operating companies, Southern Power Company (“Southern Power”) and Southern Company Gas. The traditional electric operating companies – Alabama Power Company, Georgia Power Company and Mississippi Power Company – are each vertically integrated utilities providing electric service to retail customers in three Southeastern states in addition to wholesale customers in the Southeast. Southern Power is also an operating public utility company. Southern Power develops, constructs, acquires, owns, operates and manages power generation assets, including battery energy storage projects, and sells electricity at market-based rates in the wholesale market. Southern Company Gas is an energy services holding company whose primary business is the distribution of natural gas in four states – Illinois, Georgia, Virginia and Tennessee – through its natural gas distribution utilities. Southern Company Gas is also involved in several other businesses that are complementary to the distribution of natural gas.
The Offering

Issuer	The Southern Company.

Common Stock Offered by the Company	Up to 50,000,000 shares of the Company’s common stock, par value $0.01 per share.

Use of Proceeds	General corporate purposes, which may include investment by the Company in its subsidiaries or the payment of a portion of the Company’s outstanding indebtedness.

Dividend Policy
The Company historically has paid quarterly dividends on its common stock. Future dividends are payable at the discretion of the Company’s board of directors and depend upon earnings, financial condition and other factors.

Listing	The Company’s common stock is listed on the New York Stock Exchange under the symbol “SO”.

Accounting Treatment
Before any issuance of shares of the Company’s common stock upon settlement of any forward transaction, the Company expects that the shares issuable upon settlement of such forward transaction will be reflected in its diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Company’s common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of such forward transaction over the number of shares that could be purchased by the Company in the market (based on the average market price of the Company’s common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period).
Consequently, the Company anticipates there will be no dilutive effect on its earnings per share except during periods when the average market price of shares of the Company’s common stock is above the applicable adjusted forward sale price, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of the Company’s common stock during the term of the relevant forward transaction. However, delivery of shares of the Company’s common stock to the relevant forward purchaser on the physical settlement or net share settlement of a forward transaction would result in dilution to the Company’s earnings per share.

Risk Factors
Investing in the Company’s common stock involves risk, and prospective investors should consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-4 of this Prospectus Supplement and in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), which is incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

RISK FACTORS
Investing in the common stock of the Company involves risk. Please consider the risks and uncertainties described below and the risk factors in the Form 10-K, which is incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.
Risks Relating to the Company’s Common Stock
The price of the Company’s common stock may fluctuate significantly, which could negatively affect the Company and holders of its common stock.
The market price of the Company’s common stock may fluctuate significantly from time to time as a result of many factors, including:
•investors’ perceptions of the Company’s prospects;
•investors’ perceptions of the Company’s and/or the industry’s risk and return characteristics relative to other investment alternatives;
•investors’ reactions to the Company’s and its subsidiaries’ press releases, other public announcements and filings with the Securities and Exchange Commission (the “SEC”);
•investors’ perceptions of the prospects of the energy and commodities markets;
•differences between actual financial and operating results and those expected by investors and analysts;
•changes in analyst reports, recommendations or earnings estimates regarding the Company, other comparable companies or the industry generally, and the Company’s ability to meet those estimates;
•actual or anticipated fluctuations in quarterly financial and operating results;
•changes in interest rates and/or the rate of inflation;
•new laws or regulations or new interpretations of existing laws or regulations;
•volatility in the equity securities market; and
•sales, or anticipated sales, of the Company’s common stock, including sales pursuant to the equity distribution agreement, or sales of securities that are convertible into or exchangeable for the Company’s common stock.
The Company has outstanding securities that may be converted into its common stock or settled with its common stock. Such conversions or settlements, or the perception that such conversions or settlements may occur, could adversely affect the trading price of the Company’s common stock.
The Company has (i) issued Series 2024A 4.50% Convertible Senior Notes due June 15, 2027 and Series 2025A 3.25% Convertible Senior Notes due June 15, 2028, which are convertible (under certain circumstances) into its common stock; (ii) issued 2025 Series A Equity Units, which include stock purchase contracts for its common stock that will settle no later than December 15, 2028; and (iii) entered into forward sales contracts for its common stock, which will settle in the future. Settlements or conversions of these securities could dilute the ownership interests of existing shareholders. Any such conversions or settlements, or the perception that such conversions or settlements may occur, could adversely affect the trading price of the Company’s common stock.
Any forward transactions or other transactions effected by the forward purchasers and/or their affiliates to establish, modify or, in some cases, unwind the forward purchasers’ hedge positions in connection with the forward transactions may have a positive, negative or neutral impact on the market price of shares of the Company’s common stock.
If the Company enters into any forward transactions during the term of the equity distribution agreement, it has been advised that the forward purchasers intend to establish their hedge positions in respect of the forward transactions by borrowing from third-party stock lenders and selling the maximum number of shares of the Company’s common stock underlying the particular forward transaction. The establishment of these hedge positions could have the effect of decreasing, or limiting an increase in, the market price of shares of the Company’s common stock.
The Company also has been advised by each of the collared forward purchasers that it expects that, on the same days during the initial hedging period for any collared forward transaction when the relevant collared forward seller (or its affiliates) is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the particular collared forward transaction, the relevant collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of a collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of the Company’s common stock.
The floor price and the cap price of each collared forward transaction will be determined upon completion of the initial hedging period for the collared forward transaction based on the prices obtained in connection with sales of the hedging shares by the relevant collared forward seller during the initial hedging period, and as such will be subject to market risk during that time. The floor price is intended to mitigate the downside risk of any potential decline in the reference price below the floor price during the relevant valuation period, but the cap price would also limit the potential upside benefit to the extent the reference price were to exceed the cap price during the valuation period. See “Forward Transactions” in this Prospectus Supplement.
In addition, the Company has been advised that each of the collared forward purchasers expects to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of the Company’s common stock or engaging in derivatives or other transactions with respect to shares of the Company’s common stock from time to time during the term of a particular collared forward transaction, including during the valuation period for the collared forward transaction. The purchases and sales of shares of the Company’s common stock or other hedging transactions by the relevant collared forward purchaser to dynamically modify its hedge positions from time to time during the term of a collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of the Company’s common stock, depending on market conditions at such times, and may occur at a time when the Company is otherwise engaged in a distribution of shares of its common stock to the public.
On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction (the “first acceleration date”) and not later than the scheduled maturity date for the collared forward transaction, (1) the Company will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to the Company an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero) multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction) (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Settlement Cash Amount”). However, the Company will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Settlement Cash Amount in the form of the Company’s common stock, instead of cash, with the number of shares to be calculated over a period of time following the settlement date of the collared forward transaction based on the average of the 10b-18 VWAP prices, as measured under the collared forward sale agreement, of the Company’s common stock during that period. Such period is referred to herein as the “unwind period.” Purchases of, and other hedge unwind transactions with respect to, the Company’s common stock by the relevant collared forward purchaser (or any of its affiliates or agents) during the unwind period in connection with settlement of any collared forward transaction may have the effect of increasing, or limiting a decrease in, the market price of the Company’s common stock during the unwind period.
The amounts upon settlement of any collared forward transaction that the Company may receive cannot be determined in advance. The settlement amount will not be determined until the end of the applicable valuation period for the collared forward transaction and will therefore be subject to market risk during the applicable valuation period for the collared forward transaction, subject to the floor price and cap price as well as other adjustments.
Settlement provisions contained in the forward sale agreements subject the Company to certain risks.
Under the forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will have the right to accelerate the initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require the Company to physically settle such initially priced forward transaction on a date specified by such forward purchaser if:
•in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under such forward sale agreement because (x) insufficient shares of the Company’s common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•the Company declares any dividend, issue or distribution on shares of its common stock
◦payable in cash in excess of specified amounts,

◦that constitutes an extraordinary dividend under the forward sale agreement,
◦payable in securities of another company as a result of a spinoff or similar transaction or
◦of any other type of securities (other than the Company’s common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;
• certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving the Company’s nationalization, a delisting of the Company’s common stock or change in law); or
•certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or the Company’s insolvency (each as more fully described in each forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate the settlement of any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of the Company’s interests, including its need for capital. In such cases, the Company could be required to issue and deliver shares of its common stock under the physical settlement provisions of that particular initially priced forward transaction irrespective of its capital needs, which would result in dilution to its earnings per share and may adversely affect the market price of its common stock. In addition, upon certain insolvency filings relating to the Company, the particular initially priced forward sale transaction will terminate without further liability of either party. Following any such termination, the Company would not issue any shares of its common stock or receive any proceeds pursuant to such initially priced forward sale transaction.
The Company expects that settlement of any initially priced forward transaction will generally occur no later than the date specified in the applicable forward sale agreement. However, any initially priced forward transaction may be settled earlier than that specified date in whole or in part at the Company’s option, subject to the satisfaction of certain conditions. The Company expects that each forward transaction will be physically settled by delivery of shares of its common stock, unless, in the case of any initially priced forward transaction, subject to certain conditions, the Company elects to cash settle or net share settle the initially priced forward transaction. If the Company elects to physically settle or net share settle an initially priced forward transaction, delivery of shares of the Company’s common stock upon any physical settlement or net share settlement of the initially priced forward transaction will result in dilution to the Company’s earnings per share and may adversely affect the market price of its common stock.
In connection with any cash settlement or net share settlement of an initially priced forward transaction, the Company would expect the relevant forward purchaser or its affiliates to purchase shares of the Company’s common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement (after taking into consideration any shares of the Company’s common stock to be delivered by the Company to such forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of the Company’s common stock to the Company to the extent required in settlement of such forward sale agreement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, the Company would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, the Company would deliver to such forward purchaser a number of shares of the its common stock having a value equal to the difference. Thus, the Company could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement.
The forward sale price that the Company expects to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on the Company’s common stock during the term of the particular initially priced forward transaction. If the overnight bank funding rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.
In addition, the purchase of shares of the Company’s common stock by a forward purchaser or its affiliates to unwind the forward purchaser’s hedge position could cause the market price of the Company’s common stock to increase (or prevent a decrease), thereby increasing the amount of cash the Company would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe to the Company) upon cash settlement or increasing the number of shares that the Company is obligated to deliver to the relevant forward purchaser (or decreasing the number of shares that the relevant forward purchaser is obligated to deliver to the Company) upon net share settlement of the particular initially priced forward transaction. The Company will not be able to control the manner in which the relevant forward purchaser unwinds its hedge positions.
The Company is limited to physical settlement for a collared forward transaction.
The Company expects that settlement of any collared forward transaction generally will occur not later than the settlement date specified in the applicable collared forward sale agreement. The Company also expects that each collared forward transaction will be physically settled by delivery of shares of its common stock. Upon physical settlement of such collared forward transaction, the delivery of shares of the Company’s common stock in connection with such physical settlement would result in dilution to the Company's earnings per share. The Company will be obligated to settle a collared forward transaction physically by delivery of the number of shares of its common stock underlying the collared forward transaction against payment therefor. Consequently, the Company will not be able to avoid settling a collared forward transaction by issuing shares of its common stock against payment therefor at the time of settlement regardless of whether it does not have a need for capital at that time. Physical settlement could result in dilution to the Company’s earnings per share and may adversely affect the market price of its common stock. Notwithstanding the general requirement that the Company physically settle each collared forward transaction, the Company may, subject to certain conditions, elect to net share settle the Modified Physical Settlement Cash Amount portion of the settlement price of a collared forward transaction.
Under the collared forward sale agreements, the relevant collared forward purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) at any time prior to physical settlement and require the Company to settle the collared forward transaction in cash, or, at the Company’s election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value on a date specified by the collared forward purchaser under certain conditions or upon the occurrence of certain events, irrespective of the Company’s interests, including the Company’s need for capital, as set forth in the applicable collared forward sale agreement. The relevant collared forward purchaser also may terminate a collared forward transaction at any time prior to physical settlement and require the Company to settle the collared forward transaction in cash, or, at the Company’s election and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value upon the declaration by us of any dividend or distribution on shares of the Company’s common stock which are greater than, less than or in addition to the expected dividends as of the trade date of the collared forward transaction.
Acceleration and termination provisions contained in the collared forward sale agreements subject the Company to certain risks.
Although the Company may settle a collared forward transaction only on the scheduled maturity date thereof and may not terminate any collared forward transaction early, a collared forward purchaser will potentially have the right to accelerate the scheduled maturity date of any collared forward transaction at any time on or after the first acceleration date specified in the collared forward sale agreement for the collared forward transaction. Upon acceleration, the Company would be obligated to settle the collared forward transaction physically by delivery of the number of shares of its common stock underlying the collared forward transaction against payment therefor irrespective of the Company’s interests, including the Company’s need for capital. In any such case, the Company could be required to deliver shares of its common stock under the terms of the physical settlement provisions of the applicable collared forward transaction irrespective of its capital needs, which would result in dilution to its earnings per share and may adversely affect the market price of its common stock.
In addition to the potential right of a collared forward purchaser to accelerate the scheduled maturity date of a collared forward transaction for physical settlement as described above, the collared forward purchaser may terminate a collared forward transaction early and require the Company to settle the collared forward transaction in cash, or, at the Company’s election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value upon the occurrence of certain events to be specified in the collared forward sale agreement for the collared forward transaction, including, among other things:
•certain mergers, certain events involving the Company’s nationalization or insolvency, a delisting of shares of its common stock and a change in law;
•the collared forward purchaser determines that it has the right to acquire a number of shares under such collared forward transaction that would result in the collared forward purchaser exceeding any excess Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or regulatory ownership position limit set forth in the relevant collared forward sale agreement with respect to certain ownership restrictions and related filing requirements under federal securities laws, corporate laws or other applicable laws and regulations, as applicable, and the collared forward purchaser determines it is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth in the relevant collared forward sale agreement, in which case the collared forward purchaser may terminate only the portion of the collared forward transaction as necessary to comply with the relevant ownership position limits;

•the collared forward purchaser or its affiliate (i) after using commercially reasonable efforts, is unable to hedge its exposure under the collared forward transaction or (ii) under certain circumstances, would incur a materially increased cost to hedge such exposure;
•certain events of default or termination events, including any material misrepresentation made by the Company in connection with entering into such collared forward transaction, the Company’s bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable forward sale agreement); or
•a market disruption event during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward transaction).
Upon such a termination, the relevant collared forward purchaser will determine, in a good faith and commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the option rights of the parties in respect of the collared forward transaction. The Company will be required to pay to the relevant collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other.
Price and other adjustment provisions in the collared forward sale agreements will affect their economic results.
The collared forward sale agreement for each collared forward transaction will provide for the relevant collared forward purchaser to be able to make certain price and other adjustments to the terms of the collared forward transaction in good faith and a commercially reasonable manner to account for the economic effect on the collared forward transaction of (among other things) the Company’s payment of dividends and distributions on the shares of its common stock and the occurrence of certain other events which do not permit the collared forward purchaser to terminate the collared forward transaction but for which anti-dilution and other adjustments are necessary in order to preserve the fair value of the collared forward transaction. Any such price and other adjustments will affect the economic results that the Company experiences upon the settlement of the relevant collared forward transactions.
In case of the Company’s bankruptcy or insolvency, any forward sale agreement will automatically terminate, and the Company would not receive the expected proceeds from any forward sales of its common stock.
If the Company or a regulatory authority with jurisdiction over the Company institutes, or the Company consents to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or the Company or a regulatory authority with jurisdiction over the Company presents a petition for the Company’s winding-up or liquidation, or the Company consents to such a petition, any forward transaction that is then in effect will automatically terminate. If any forward transaction so terminates under these circumstances, the Company would not be obligated to deliver to the relevant forward purchaser any shares of the Company’s common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of the shares of the Company’s common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of the Company’s common stock with respect to which any forward transaction has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, the Company would not receive the relevant forward sale price per share in respect of those shares.
The Company is subject to counterparty risk with respect to each forward transaction, if any, and the forward transactions, if any, may not operate as planned.
The forward purchasers are financial institutions, and the Company will be subject to the risk that a forward purchaser might default under any forward transaction the Company may enter into. The Company’s exposure to the credit risk of the forward transactions will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a forward purchaser becomes subject to insolvency proceedings, the Company will become an unsecured creditor in those proceedings with a claim equal to the Company’s net exposure at that time under the applicable forward transaction. The Company can provide no assurances as to the financial stability or viability of any forward purchaser.
In addition, the forward transactions are complex, and they may not operate as planned. For example, the terms of any forward transaction may be subject to adjustment or modification if certain customary disruption events, extraordinary events or announcements specified in the applicable forward sale agreement occur. The relevant forward purchaser will also have termination rights in case any events of default or termination events to be specified in the applicable forward sale agreement for a collared forward transaction occur. Accordingly, the forward transactions may not operate as the Company intends if their terms are required to be adjusted as a result of transactions in the future or upon unanticipated developments that may adversely affect the functioning of the forward transactions.
The Company has in the past entered into forward transactions, and the Company may in the future enter into forward transactions that are not part of the offering contemplated by this Prospectus Supplement, all of which subject the Company to risks similar to those described above.
The Company has in the past entered into forward transactions and may in the future enter into forward transactions in connection with public offerings or other transactions other than the offering contemplated by this Prospectus Supplement and the accompanying Prospectus. The forward transactions that the Company entered into in the past, to the extent not fully settled, subject the Company to risks that are substantially similar to the risks described above in this section. Likewise, if in the future the Company enters into any forward transactions that are not entered into in connection with the offering contemplated by this Prospectus Supplement and the accompanying Prospectus, those forward transactions also may subject the Company to risks that are substantially similar to the risks described above.

AVAILABLE INFORMATION
The Company is subject to the informational requirements of the 1934 Act, and in accordance with the 1934 Act files reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including the Company, that file electronically at http://www.sec.gov. Only the Company’s SEC filings referenced below are incorporated by reference herein.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents have been filed with the SEC pursuant to the 1934 Act and are incorporated by reference in this Prospectus Supplement and made a part of this Prospectus Supplement:
(a) the Form 10-K;
(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;
(c) all information in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2026, to the extent incorporated by reference in the Form 10-K; and
(d) the Company’s Current Reports on Form 8-K dated February 20, 2026, March 16, 2026 and June 8, 2026 and Current Report on Form 8-K/A dated July 21, 2025 (filed on February 17, 2026).
All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus Supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus Supplement and made a part of this Prospectus Supplement from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

USE OF PROCEEDS
The Company intends to use the proceeds from the sale of the common stock pursuant to this offering for general corporate purposes, which may include the investment by the Company in its subsidiaries or the payment of a portion of the Company’s outstanding indebtedness.
The Company will not initially receive any proceeds from the sale of borrowed shares of its common stock by the forward sellers, as agents for the forward purchasers, as a hedge of any forward transaction. In the event of full physical settlement of an initially priced forward transaction, which the Company expects to occur on or prior to the maturity date of the initially priced forward transaction, the Company expects to receive aggregate cash proceeds equal to the product of the forward sale price under such initially priced forward transaction and the number of shares of its common stock underlying such initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than the first acceleration date determined at the time of entering into the collared forward transaction and not later than the scheduled maturity date for the collared forward transaction, the Company expects to receive an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero) multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments.
The Company intends to use any cash proceeds that it receives in connection with any forward transaction for the purposes provided in the first paragraph of this section. If, however, the Company elects to cash settle or net share settle any initially priced forward transaction, the Company would expect to receive an amount of proceeds that is significantly lower than with physical settlement (in the case of any cash settlement) or to not receive any proceeds (in the case of any net share settlement), and the Company may owe cash (in the case of any cash settlement) or shares of its common stock (in the case of any net share settlement) to the relevant forward purchaser.

FORWARD TRANSACTIONS
From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, the Company may enter into one or more forward transactions under which it will agree to sell the specified number of shares of its common stock (subject to adjustment as set forth therein) to the relevant forward purchaser. In connection with each forward transaction, the relevant forward purchaser (or its affiliate) will, at the Company’s request, subject to terms and conditions of the equity distribution agreement and the relevant forward sale agreement, attempt to borrow from third-party stock lenders and, through the relevant sales agent, acting as a forward seller, sell a number of shares of the Company’s common stock equal to the number of shares intended to underlie the forward transaction to hedge the forward transaction. In the event that a forward purchaser (or its affiliate) is unable to borrow and deliver any shares of the Company’s common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. Such number of shares for any forward transaction is referred to herein as the “underlying number of shares.”
Initially Priced Forward Transactions
One or more of such forward transactions may provide that the Company will receive the forward sale price under the applicable forward sale agreement at the settlement of the forward transaction. The initial forward sale price per share under each forward sale agreement related to such an initially priced forward transaction will equal the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume weighted average hedge price per share at which the borrowed shares of the Company’s common stock were sold pursuant to the initially priced forward transaction by the relevant forward seller to hedge the relevant forward purchaser’s exposure under the initially priced forward transaction. The forward sale price per share that the Company expects to receive upon physical settlement of an initially priced forward transaction, as well as the volume-weighted average hedge price used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of the Company’s common stock during the term of the initially priced forward transaction. If the overnight bank funding rate is less than the spread for a particular initially priced forward transaction on any day, the interest rate factor will result in a reduction of the applicable forward sale price for such day.
Settlement
Except under limited circumstances, the Company has the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although the Company expects to settle any initially priced forward transaction entirely by delivering shares of its common stock in connection with full physical settlement, tit may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of its obligations under an initially priced forward transaction if it concludes that it is in its interest to do so. For example, the Company may conclude that it is in its interest to cash settle or net share settle an initially priced forward transaction if it has no then-current use for all or a portion of the net proceeds that it would receive upon physical settlement. In addition, subject to certain conditions, the Company may elect to settle all or a portion of the number of shares of its common stock underlying an initially priced forward transaction prior to the maturity date of the initially priced forward transaction.
If the Company elects to physically settle any initially priced forward transaction by issuing and delivering shares of its common stock, it will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that initially priced forward transaction and the number of shares of its common stock underlying that initially priced forward transaction. If the Company elects cash or net share settlement of any initially priced forward transaction, the Company would expect the relevant forward purchaser or one of its affiliates to purchase shares of the Company’s common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that initially priced forward transaction (after taking into consideration any shares of the Company’s common stock to be delivered by the Company to the relevant forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of the Company’s common stock to the Company to the extent required in settlement of the initially priced forward transaction.
If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under an initially priced forward transaction is above the relevant forward sale price, in the case of cash settlement, the Company would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, the Company would deliver to the relevant forward purchaser a number of shares of its common stock having a value equal to the difference. Thus, the Company could be responsible for a potentially substantial cash payment in the case of cash settlement. The purchase of shares of the Company’s common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of the Company’s common stock to increase (or prevent a decrease), thereby increasing the amount of cash the Company would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe the Company) upon cash settlement or increasing the number of shares of the Company’s common stock that the Company is obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of the Company’s common stock that the relevant forward purchaser is obligated to deliver to the Company) upon net share settlement of the relevant initially priced forward transaction.
Acceleration
Under the forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will potentially have the right to accelerate an initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require the Company to physically settle the applicable initially priced forward transaction on a date specified by the relevant forward purchaser if:
•in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under such forward sale agreement because (x) insufficient shares of the Company’s common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•the Company declares any dividend, issue or distribution on shares of its common stock
◦payable in cash in excess of specified amounts,
◦that constitutes an extraordinary dividend under the forward sale agreement,
◦payable in securities of another company as a result of a spinoff or similar transaction, or
◦of any other type of securities (other than the Company’s common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;
•certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving the Company’s nationalization, a delisting of its common stock or change in law); or
•certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or the Company’s insolvency (each as more fully described in each forward sale agreement).
Any decision by the relevant forward purchaser to exercise its right to accelerate any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require the Company to settle the initially priced forward transaction will be made irrespective of the Company’s interests, including its need for capital. In such cases, the Company could be required to deliver shares of its common stock under the terms of the physical settlement provisions of the applicable initially priced forward transaction irrespective of its capital needs, which would result in dilution to its earnings per share and may adversely affect the market price of its common stock. In addition, upon certain bankruptcy or insolvency filings related to the Company, the applicable initially priced forward transaction will automatically terminate without further liability of either party to the applicable forward sale agreement. Following any such termination, the Company would not issue any shares of its common stock or receive any proceeds pursuant to the initially priced forward transaction.
Collared Forward Transactions
In addition, the Company may enter into one or more collared forward sale agreements with Goldman Sachs & Co. LLC or one or more other collared forward purchasers, pursuant to which the Company will agree to sell to the relevant collared forward purchaser the number of shares of the Company’s common stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of the Company’s common stock deliverable pursuant to the collared forward transaction through the relevant collared forward seller, in an offering under this Prospectus Supplement and the accompanying Prospectus over an initial hedging period to be agreed between the Company and the relevant collared forward purchaser, all subject to the terms of the equity distribution agreement and the relevant collared forward sale agreement. Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period. The Company has been advised by each collared forward purchaser, that it expects that, in connection with a collared forward transaction and on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the collared forward transaction, the collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account to reduce the collared forward purchaser’s initial hedge position to the requisite level, as each collared forward purchaser expects its initial hedge position in respect of any collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of the Company’s common stock. In addition, the Company has been advised that each of the collared forward purchaser expects to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of the Company’s common stock or engaging in derivatives or other transactions with respect to shares of the Company’s common stock from time to time during the term of a particular collared forward transaction, including during the valuation period for such collared forward transaction. The purchases and sales of shares of the Company’s common stock or other hedging transactions by the collared forward purchaser to dynamically modify its hedge positions from time to time during the term of the collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of the Company’s common stock, depending on market conditions at such times.
In the event that the relevant collared forward seller is unable to borrow from third-party stock lenders and sell the maximum number of shares underlying a collared forward transaction into the public market during the applicable initial hedging period (including as a result of the prospectus being unavailable at any time during such initial hedging period), the number of shares underlying the collared forward transaction will be reduced accordingly immediately upon completion of such initial hedging period. Such number of shares is referred to herein as the “underlying number of shares.”
Collared Forward Sale Price
The collared forward sale price that the Company will receive under any such collared forward transaction for each share of its common stock deliverable thereunder will be equal to a reference price determined based on the arithmetic average of volume weighted prices of its common stock during the relevant valuation period for the collared forward transaction that will run prior to the maturity date (whether the scheduled maturity date or an accelerated maturity date at the election of the collared forward purchaser) for such collared forward transaction (the “reference price”), provided that the collared forward sale price will not be less than the floor price and will not be greater than the cap price, subject to reduction of the floor price, the cap price and the reference price by an amount equal to the expected dividends on its common stock during the term of the collared forward transaction and adjustment terms set forth in the collared forward sale agreement for the collared forward transaction in case of certain customary disruption and extraordinary events specified in the collared forward sale agreement. The collared forward sale agreement will specify the floor percentage (which will be less than 100%) and the cap percentage (which will be more than 100%). Upon completion of the hedge with respect to the collared forward transaction during the initial hedging period, the forward floor price (the “floor price”) and the forward cap price (the “cap price”) will be determined by multiplying the weighted average prices at which the collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction by the floor percentage and the cap percentage, respectively, specified in the relevant collared forward sale agreement. As such the floor price and cap price are subject to market risk during the initial hedging period.
Maturity
The Company will set the scheduled maturity of a collared forward transaction at the time it enters into the collared forward transaction based, among other factors, upon the market conditions at the time.
The Company may not terminate any collared forward transaction early. The relevant collared forward purchaser may terminate a collared forward transaction early (x) by physical settlement, at any time beginning on the first acceleration date, to be agreed upon, or (y) in cash, or, at the Company’s election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value, upon the occurrence of certain disruption events, extraordinary events, excess ownership positions (in certain circumstances and solely with respect to such excess ownership position), announcements related to the Company, events of default and termination events to be specified in the collared forward sale agreement, including, among other things, any material misrepresentation made by the Company in connection with entering into the collared forward transaction, the declaration or distribution by the Company of a dividend in certain circumstances during the term of the collared forward transaction, or a market disruption event during a specified period that lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward sale agreement). Upon any termination described in clause (y) above, the applicable payment and delivery terms of the collared forward transaction will be adjusted to preserve the fair value of the collared forward transaction. The collared forward sale agreement will provide for customary anti-dilution and other adjustments.
Settlement
On the settlement date for any collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than the first acceleration date determined at the time of entering into the collared forward transaction and not later than the scheduled maturity date for the collared forward transaction, (1) the Company will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to the Company an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero) multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Settlement Cash Amount”). However, the Company will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Settlement Cash Amount in the form of the Company’s common stock, instead of cash, with the number of shares to be calculated during the unwind period following the settlement date of the collared forward transaction based on the 10b-18 VWAP price, as measured under the collared forward sale agreement, of the Company’s common stock during such period.
Purchases of, and other hedge unwind transactions with respect to, the Company’s common stock by the relevant collared forward purchaser (or its affiliates or agents) during the unwind period in connection with settlement of any collared forward transaction may have the effect of increasing, or limiting a decrease in, the market price of the Company’s common stock during the unwind period.
The amounts upon settlement of any collared forward transaction that the Company may receive cannot be determined in advance. The minimum amount the Company will receive will not be determined until the floor price has been determined at completion of the initial hedging period. The settlement amount will not be determined until the end of the applicable valuation period for the collared forward transaction and will therefore be subject to market risk during the applicable valuation period for the collared forward transaction, subject to the floor price and cap price as well as certain other adjustments.
Termination
Under the collared forward sale agreements, the relevant collared forward purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event giving rise to the termination right) at any time prior to the scheduled maturity date and require the Company to settle the collared forward transaction in cash, or, at the Company’s election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value on a date specified by the collared forward purchaser under certain conditions or upon the occurrence of certain events, irrespective of the Company’s interests, including its need for capital, as set forth in the collared forward sale agreement. The relevant collared forward purchaser may also terminate a collared forward transaction at any time prior to the scheduled maturity date and require the Company to settle the collared forward transaction in cash, or, at the Company’s election and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value upon the declaration by the Company of any dividend or distribution on shares of the Company’s common stock which are greater than, less than or in addition to the expected dividends as of the trade date of the collared forward transaction.
A collared forward purchaser’s decision to exercise its right to terminate any collared forward transaction early (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require the Company to settle the collared forward transaction in cash, or, at the Company’s election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value will be made irrespective of the Company’s interests, including its need for capital. Upon such a termination of a collared forward transaction by the relevant collared forward purchaser (or, in certain cases, the portion thereof that it determines is affected by the relevant event), the relevant collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the option rights of the parties in respect of the collared forward transaction. The Company will be required to pay to the relevant collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other. In addition, upon certain bankruptcy or insolvency filings related to the Company, the collared forward transaction will automatically terminate without further liability of either party to the collared forward sale agreement. Following any such termination, the Company would not issue any shares of its common stock or receive any proceeds pursuant to the collared forward transaction.
Clear Market
If the Company enters into a collared forward transaction, it will agree in the collared forward sale agreement that during the term of the collared forward transaction (including the unwind period, if applicable), it will not, without the prior consent of the relevant collared forward purchaser, issue or sell (nor enter into a similar direct or indirect disposition transaction, within the meaning of the collared forward sale agreement) any shares of the Company’s common stock or securities convertible into shares of the Company’s common stock, nor will the Company enter into any derivatives referencing such shares, with exceptions for (i) any issuance and sale of shares to employees, officers and directors pursuant to compensation programs or stock ownership plans; (ii) any issuance and sale of shares pursuant to any dividend reinvestment plan or direct stock purchase plan; (iii) the issuance of shares as a result of the conversion, exchange or exercise of any outstanding convertible or exchangeable securities; and (iv) the issuance of shares upon physical settlement of an initially priced forward transaction; and with further exceptions, solely during the valuation period, for (i) any debt-for-equity exchanges; (ii) certain transactions as set forth in the applicable collared forward sale agreement; and (iii) after the initial hedging period for the collared forward transaction (or such earlier time with the relevant collared forward purchaser’s consent not to be unreasonably withheld), any customary “at-the-market” initially priced forward transactions or customary “at-the-market” offering of the Company’s common stock on an agency basis by means of ordinary brokers’ transactions on or through the New York Stock Exchange or another market for the Company’s common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of the Company’s common stock, at market prices prevailing at the time of sale, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation period referencing the shares of common stock or involving investors’ hedging activity in the open market and any such “at-the-market” initially priced forward transaction or “at-the-market” offering on an agency basis, the related selling activity in respect of the shares, in aggregate on any trading day, shall not exceed 10% of the 90 day average ADTV of the Company’s common stock (excluding block trades), at the time of signing definitive documentation for any such exchange or any such initially priced forward transaction or “at-the-market” offering on an agency basis.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
The Company has entered into an equity distribution agreement with Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Nomura Global Financial Products, Inc., Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, N.A., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, Banco Santander, S.A., The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, or one or more of their respective affiliates, as forward purchasers, and Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers. Under the equity distribution agreement, the Company may offer and sell over time and from time to time not to exceed 50,000,000 shares of the Company’s common stock. Further, the equity distribution agreement provides that, in addition to the issuance and sale of shares of the Company’s common stock by the Company through the applicable sales agent acting as sales agent or directly to the sales agents acting as principals, the Company may request that a sales agent, as a forward seller, use commercially reasonable efforts to sell, from time to time, shares of the Company’s common stock borrowed by the applicable forward purchaser (or its affiliate) in connection with one or more forward sale agreements as described below. In no event will the aggregate number of shares of common stock sold through the sales agents, each as an agent for the Company, as principal or as a forward seller, exceed 50,000,000 shares.
As agents, the sales agents will not engage in any transactions that stabilize the price of the Company’s common stock. If the Company or any of the sales agents have reason to believe that the Company’s common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the 1934 Act, that party will promptly notify the others, and sales of common stock pursuant to the equity distribution agreement, any terms agreement or any forward sale agreement will be suspended until in the reasonable judgment of both parties Rule 101(c)(1) or another exemptive provision has been satisfied.
Under the terms of the equity distribution agreement, the Company also may sell shares to one or more of the sales agents as principal for their own accounts or for accounts of their customers at a price agreed upon at the time of sale. A sales agent may offer the shares of common stock sold to it as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If the Company sells shares to a sales agent as principal, the Company will enter into a separate terms agreement with such sales agent and this agreement will be described in a separate prospectus supplement.
The shares of common stock offered hereby may be sold in “at the market” offerings, including on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
In addition, if agreed by the Company and the relevant selling sales agents, some or all of the shares of common stock covered by this Prospectus Supplement may be sold through any other method permitted by law, including, but not limited to:
•by means of ordinary brokers’ transactions (whether or not solicited);
•to or through a market maker;
•directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue;
•in the over-the-counter market;
•in privately negotiated transactions; or
•through a combination of any such methods.
The Company will deliver to the New York Stock Exchange copies of this Prospectus Supplement and the accompanying Prospectus pursuant to the rules of the New York Stock Exchange. Unless otherwise required, the Company intends to report at least quarterly:
•the number of shares of the Company’s common stock sold through the sales agents under the equity distribution agreement (as described below under “—Sales Through Sales Agents”);
•the number of shares of the Company’s common stock sold through the sales agents under any terms agreement;

•the number of borrowed shares of the Company’s common stock sold by the forward sellers, as agents for the forward purchasers, in connection with forward sale agreements (as described below under “—Sales Through Forward Sellers”); and
•the net proceeds to the Company and the compensation paid by the Company to the sales agents in connection with the transactions described in the foregoing clauses.
In connection with the sale of the common stock on the Company’s behalf, each of the sales agents and forward purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and the compensation paid to the sales agents and forward purchasers may be deemed to be underwriting commissions or discounts. The Company has agreed in the equity distribution agreement to indemnify each of the sales agents and forward purchasers against certain civil liabilities, including liabilities under the 1933 Act.
The Company estimates that total expenses of the offering payable by the Company, excluding discounts and commissions payable to the sales agents under the equity distribution agreement, will be approximately $740,000.
The Company has agreed to reimburse the sales agents, the forward sellers and the forward purchasers for certain of their reasonable out-of-pocket expenses.
The offering of the Company’s common stock pursuant to the equity distribution agreement will terminate upon the earliest of:
•the sale, under the equity distribution agreement, of 50,000,000 shares of common stock; and
•termination of the equity distribution agreement, pursuant to its terms, by the sales agents or the Company.
Sales Through Sales Agents
Subject to the terms and conditions of the equity distribution agreement, the applicable sales agent will use its commercially reasonable efforts to sell, consistent with its normal trading and sales practices, as the Company’s sales agent and on the Company’s behalf, all of the designated shares of the Company’s common stock on any trading day or as otherwise agreed upon by the Company and the applicable sales agent. From time to time, the Company will submit orders to a sales agent relating to the shares of common stock to be sold through such sales agent, which orders may specify any price, time or size limitations relating to any particular sale. The Company will submit orders to only one sales agent relating to the sale of shares of the common stock on any given day. The Company may instruct any sales agent not to sell shares of common stock if the sales cannot be effected at or above a price designated by the Company in any such instruction. The Company or any sales agent may suspend the offering of shares of the common stock by notifying the other party.
Settlement for sales of the Company’s common stock will occur, unless the Company and the applicable sales agent agree otherwise, on the first trading day following the date on which any sales were made, against payment to the Company. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligation of any sales agent under the equity distribution agreement to sell shares of the Company's common stock pursuant to the Company's instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion.
Each sales agent will receive from the Company a commission not to exceed 1.00% of the gross sales price per share of the common stock for any shares sold through it as the Company’s sales agent under the equity distribution agreement with the Company, unless otherwise agreed. The remaining sales proceeds, after deducting transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal the Company’s net proceeds for the sale of such shares.
Only one sales agent or forward seller (including a collared forward seller) will be permitted to conduct sales of shares of the Company’s common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of the Company’s common stock by a sales agent acting on the Company’s behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by the collared forward seller on behalf of the collared forward purchaser or purchases of shares by the collared forward purchaser in connection with any collared forward transaction.
Forward Transactions
From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, the Company may enter into one or more forward transactions under which it will agree to sell the specified number of shares of its common stock (subject to adjustment as set forth therein) to the relevant forward purchaser. In connection with each forward transaction, the relevant forward purchaser (or its affiliate) will, at the Company’s request, subject to terms and conditions of the equity distribution agreement, attempt to borrow from third-party stock lenders and, through the relevant sales agent, acting as a forward seller, use its commercially reasonable efforts consistent with its normal trading and sales practices, to sell a number of shares of the Company’s common stock equal to the number of shares intended to underlie the forward transaction to hedge such forward purchaser’s exposure under the forward transaction. The Company, the relevant forward seller or the relevant forward purchaser may immediately suspend the offering of shares of the Company’s common stock at any time upon proper notice to the other party.
The Company has been advised by each collared forward purchaser that it expects that, in connection with a collared forward transaction and on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the collared forward transaction, the collared forward purchaser or its affiliate(s) will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account to reduce the collared forward purchaser’s initial hedge position to the requisite level, as the collared forward purchaser expects its initial hedge position in respect of any collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of the Company’s common stock.
In the event that a forward purchaser (or its affiliate) in an initially priced forward transaction is unable to borrow and deliver any shares of the Company’s common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. Additionally, the number of shares underlying a collared forward transaction will be reduced (and possibly to zero shares) in the event that the collared forward seller is unable to borrow from third-party stock lenders (or would incur a stock loan cost that is equal to or greater than a specified amount) and sell short the maximum number of shares deliverable under the collared forward transaction into the public market during the initial hedging period therefor (including as a result of the prospectus being unavailable at any time during the initial hedging period).
At the time of entry into a forward transaction, the Company will specify to the relevant forward purchaser a minimum price below which sales of any shares of the Company’s common stock, including sales of hedging shares in connection with a collared forward transaction, may not be made by the relevant forward seller and other trading parameters (including any volume limitations) during the initial hedging period. The relevant forward seller is not required to sell any specific number or dollar amount of shares of the Company’s common stock, but, pursuant to the equity distribution agreement and subject in all regards to the terms of a particular forward sale agreement, the forward seller has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms during the initial hedging period. The obligations of the relevant forward seller under the equity distribution agreement to sell any shares are subject to a number of conditions that the Company must meet. Any sales of the shares by the relevant forward seller during the initial hedging period may be suspended at any time, and there can be no assurance that the forward seller will be able to borrow any shares from stock lenders and/or sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including the collared forward seller) will be permitted to conduct sales of shares of the Company’s common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of the Company’s common stock by the sales agents acting on the Company’s behalf, or by the forward sellers on behalf of the forward purchasers in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by the collared forward seller on behalf of the collared forward purchaser or contemporaneous purchases of shares by a collared forward purchaser in connection with the establishment of its initial delta hedge with respect to any collared forward transaction.
Sales of the Company’s common stock under this Prospectus Supplement by the forward sellers will be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including but not limited to sales made by means of ordinary brokers’ transactions (whether or not solicited); to or through a market maker; directly on any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue; in the over-the-counter market; in privately negotiated transactions; through a combination of any such methods; or any other method permitted by applicable law.
The Company expects that settlement between the relevant forward purchaser and the relevant forward seller of short sales of borrowed shares of the Company’s common stock, as well as the settlement between the relevant forward seller and buyers of such shares of common stock in the market, will generally occur on the first trading day following each date the sales are made, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion. In connection with each initially priced forward transaction, the relevant forward seller will receive, reflected in the form of a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of the Company’s common stock sold during the applicable period by it as a forward seller. In connection with each collared forward transaction, the relevant forward seller may receive, reflected in the form of a reduced collared forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of the Company’s common stock sold during the applicable period by it as a forward seller. In connection with any collared forward transaction, any commission will be deducted from the amount paid to the Company on the settlement date. This commission rate is referred to as the forward selling commission rate.
The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward selling commission rate and (2) the volume weighted average price per share at which the borrowed shares of the Company’s common stock were sold pursuant to the equity distribution agreement by the relevant forward seller. Thereafter, the initial forward sale price will be subject to price adjustment as described below. Each forward sale agreement for an initially priced forward transaction will provide that the initial forward sale price, as well as the volume-weighted average sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates by amounts related to the expected dividends on the Company’s common stock during the term of the particular initially priced forward transaction. If the overnight bank funding rate is less than the spread on any day for a particular initially priced forward transaction, the interest rate factor will result in a reduction of the forward sale price for such day.
The collared forward sale price per share under each collared forward transaction will be equal to a reference price determined based on the arithmetic average of volume weighted prices of shares of the Company’s common stock during the applicable valuation period for the collared forward transaction that will run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the collared forward purchaser), provided that the collared forward sale price will not be less than the applicable floor price and will not be more than the applicable cap price, subject to adjustment under the terms of the collared forward sale agreement, including the reduction of the floor price, cap price and the reference price by an amount equal to the expected dividends on the Company’s common stock during the term of the collared forward transaction.
During the initial hedging period for any collared forward transaction, the collared forward purchaser or the collared forward seller on its behalf may also use this Prospectus Supplement and the accompanying Prospectus to effect any short sales of shares of the Company’s common stock on behalf of the collared forward purchaser as principal, to the extent required to adjust its initially established hedge of the applicable portion of the collared forward transaction. The prices of such sales will not be used to determine the floor price and the cap price of the collared forward transaction.
Except under limited circumstances, the Company has the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although the Company expects to settle any initially priced forward transaction entirely by delivering shares of its common stock in connection with full physical settlement, the Company may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of its obligations under a particular initially priced forward transaction if it concludes that it is in its interest to do so. For example, the Company may conclude that it is in its interest to cash settle or net share settle a particular initially priced forward transaction if the Company has no then-current use for all or a portion of the net proceeds that it would receive upon physical settlement. In addition, subject to certain conditions, the Company may elect to settle all or a portion of the number of shares of its common stock underlying a particular initially priced forward transaction prior to the maturity date of the relevant forward sale agreement. By way of comparison, the Company will be obligated to settle a collared forward transaction physically by delivery of the underlying number of shares against payment therefor, and the Company may not elect to cash settle or net share settle a collared forward transaction. Additionally, the Company may not elect to settle a collared forward transaction prior to its maturity date.
If the Company elects to physically settle any initially priced forward transaction by issuing and delivering shares of its common stock, it will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular initially priced forward transaction and the number of shares of common stock underlying the particular initially priced forward transaction. In the event the Company elects to cash settle or net share settle, the settlement amount will be generally related to (1)(a) the weighted average price per share at which the relevant forward purchaser or its affiliate purchases shares of the Company’s common stock on each Exchange Business Day (as defined in the relevant forward sale agreement) during the relevant unwind period for such settlement under that particular initially priced forward transaction minus (b) the applicable forward sale price, as specified under the applicable initially priced forward transaction; multiplied by (2) the number of shares of the Company’s common stock underlying the particular initially priced forward transaction subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay the Company the absolute value of that amount (in the case of cash settlement) or deliver to the Company a number of shares of the Company’s common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, the Company will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of the Company’s common stock having a value equal to such amount (in the event of net share settlement). If the Company elects cash or net share settlement of any initially priced forward transaction, the Company would expect the relevant forward purchaser or one of its affiliates to purchase shares of the Company’s common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular initially priced forward transaction (after taking into consideration any shares of the Company’s common stock to be delivered by the Company to such forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of the Company’s common stock to the Company to the extent required in settlement of such initially priced forward transaction. The purchase of shares of the Company’s common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of the Company’s common stock over such time, thereby increasing the amount of cash the Company owes to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes the Company) upon cash settlement or increasing the number of shares of the Company’s common stock that the Company is obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of the Company’s common stock that the relevant forward purchaser is obligated to deliver to the Company) upon net share settlement of the particular initially priced forward transaction.
On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than the first acceleration date and not later than the scheduled maturity date for the collared forward transaction, (1) the Company will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to the Company an amount equal to the sum of the (i) Floor Cash Amount and (ii) Modified Physical Settlement Cash Amount. However, the Company will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Settlement Cash Amount in the form of the Company’s common stock, instead of cash, with the number of shares to be calculated over an unwind period following the maturity date of the collared forward transaction based on the 10b-18 VWAP price, as measured under the collared forward sale agreement, of the Company’s common stock during that period. See “Forward Transactions—Collared Forward Transactions—Settlement” for additional information.
Restrictions on Sales of Similar Securities
In the equity distribution agreement, the Company has agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of the Company’s common stock or securities convertible into or exchangeable for shares of the Company’s common stock, warrants or any rights to purchase or acquire shares of the Company’s common stock for a period beginning on the date a sales agent accepts instructions from the Company to sell shares and ending on the related settlement date of such shares, without giving prior written notice to the applicable sales agent and the applicable sales agent suspending sales activity. The restriction described in this paragraph does not apply to sales of:
•any shares of the Company’s common stock the Company offers or sell pursuant to the equity distribution agreement (including sales of borrowed shares of the Company’s common stock by the forward sellers in connection with any forward sale agreement);
•any shares of the Company’s common stock the Company issues upon physical settlement or net share settlement of any forward sale agreement;
•shares of the Company’s common stock, options to purchase shares of the Company’s common stock or shares of the Company’s common stock issuable upon the exercise of options or other rights pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan (whether currently existing or adopted hereafter), dividend reinvestment plan or direct purchase plan, including, without limitation, the Southern Investment Plan;
•shares of the Company’s common stock issued upon conversion or settlement of securities, or the exercise of warrants, options or other rights disclosed in the Company’s filings with the SEC; or
•shares of common stock that the Company issues in connection with acquisitions of businesses, assets or securities of others.
See “Forward Transactions—Collared Forward Transactions—Clear Market” for additional restrictions that will apply in connection with any collared forward transaction.
Other Relationships
The sales agents and their affiliates have engaged in and may in the future engage in transactions with, and, from time to time, have performed commercial banking, investment banking and advisory services for, the Company and its affiliates in the ordinary course of business, for which they have received and will receive customary compensation. Affiliates of each of the sales agents are lenders under the Company’s revolving credit facilities and, accordingly, to the extent the Company uses the net proceeds from this offering to repay indebtedness under the Company’s revolving credit facilities, such affiliates may receive a portion of the net proceeds from this offering.

Conflicts of Interest
Certain of the sales agents or their affiliates may hold a portion of the indebtedness that the Company may repay using all or a portion of the net proceeds from the sale of the Company's common stock. In addition, the forward purchasers will receive the net proceeds of any sale of borrowed shares of the Company’s common stock pursuant to this Prospectus Supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates may receive 5% or more of the net proceeds from the sale of the Company's common stock, any such sales agent would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In the event of any such conflict of interest, such sales agent would be required to sell the Company's common stock in accordance with FINRA Rule 5121. If the sale of the Company's common stock is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale of the Company's common stock to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. Pursuant to FINRA Rule 5121, because there is a “bona fide public market” for the Company's common stock, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

PROSPECTUS
The Southern Company
Common Stock
Preferred Stock
Senior Notes
Junior Subordinated Notes
Stock Purchase Contracts
Stock Purchase Units

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We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.
The Southern Company’s common stock is listed on the New York Stock Exchange under the symbol “SO.”
See “Risk Factors” on page 1 for information on certain risks related to the purchase of securities offered by this Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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June 5, 2026

ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “1933 Act”). Under the shelf process, The Southern Company (the “Company”) may sell, in one or more transactions,

●	common stock (the “Common Stock”),

●	preferred stock (the “Preferred Stock”),

●	senior notes (the “Senior Notes”),

●	junior subordinated notes (the “Junior Subordinated Notes”),

●	stock purchase contracts (the “Stock Purchase Contracts”), or

●	stock purchase units (the “Stock Purchase Units”).
This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering (“Prospectus Supplement”). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information under the heading “Available Information.”
RISK FACTORS
Investing in the Company’s securities involves risk. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus.
AVAILABLE INFORMATION
The Company has filed with the Commission a registration statement on Form S-3 (the “Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. Copies of certain information filed by the Company with the Commission are also available on the Company’s website at http://www.southerncompany.com. The information on the Company’s website is not incorporated by reference into this Prospectus and should not be considered to be a part of this Prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:
(a) the Form 10-K;
(b) all information in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2026, to the extent incorporated by reference in the Form 10-K;
(c) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026; and
(d) the Company’s Current Reports on Form 8-K dated February 20, 2026, March 16, 2026 and May 13, 2026 and Current Report on Form 8-K/A dated July 21, 2025 (filed on February 17, 2026).
All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated by reference in this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Melissa K. Caen, Assistant Secretary, The Southern Company, 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308, telephone (404) 506-5000.
THE SOUTHERN COMPANY
The Company was incorporated under the laws of Delaware on November 9, 1945. The principal executive offices of the Company are located at 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308, and the telephone number is (404) 506-5000.
The Company is a holding company that owns all of the outstanding common stock of three traditional electric operating companies, Southern Power Company (“Southern Power”) and Southern Company Gas. The traditional electric operating companies – Alabama Power Company, Georgia Power Company and Mississippi Power Company – are each vertically integrated utilities providing electric service to retail customers in three Southeastern states in addition to wholesale customers in the Southeast. Southern Power is also an operating public utility company. Southern Power develops, constructs, acquires, owns, operates and manages power generation assets, including battery energy storage projects, and sells electricity at market-based rates in the wholesale market. Southern Company Gas is an energy services holding company whose primary business is the distribution of natural gas in four states – Illinois, Georgia, Virginia and Tennessee – through its natural gas distribution utilities. Southern Company Gas is also involved in several other businesses that are complementary to the distribution of natural gas.
USE OF PROCEEDS
Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from the sale of the Common Stock, the Preferred Stock, the Senior Notes, the Junior Subordinated Notes, the Stock Purchase Contracts or the Stock Purchase Units will be used to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes, including the investment by the Company in its subsidiaries.
DESCRIPTION OF CAPITAL STOCK
The authorized capital stock of the Company currently consists of 2,500,000,000 shares of Common Stock, par value $0.01 per share, and 50,000,000,000 shares of Preferred Stock, par value $0.01 per share. As of March 31, 2026, there were 1,127,301,098 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.
Common Stock
All shares of Common Stock of the Company participate equally with respect to dividends and rank equally upon liquidation, subject to any preferential rights of any shares of Preferred Stock, if any is outstanding. Each holder of Common Stock is entitled to one vote for each share held on each matter submitted to a vote at a meeting of stockholders, subject to any class or series voting rights of holders of any Preferred Stock, if any is outstanding. No holder of Common Stock is entitled to preemptive rights.
The shares of Common Stock offered hereby will be fully paid and nonassessable by the Company and, therefore, will not be subject to further calls or assessment by the Company.
The transfer agent and registrar for the Common Stock is currently Equiniti Trust Company, LLC.

Preferred Stock
The Company’s Board of Directors will determine the specific terms, rights, preferences, limitations and restrictions of each series of Preferred Stock, which will be set forth in the applicable Prospectus Supplement and will include, but not be limited to, the following: (i) the total number of shares of Preferred Stock authorized to be issued; (ii) the designation of the series; (iii) the total number of shares of a series being offered; (iv) the general or special voting rights of such shares, if any; (v) the price or prices at which shares will be offered and sold; (vi) the dividend rate, period and payment date or method of calculation applicable to the Preferred Stock; (vii) the date from which dividends on the Preferred Stock accumulate, if applicable; (viii) the mandatory or optional sinking fund, purchase fund or similar provisions, if any; (ix) the dates, prices and other terms of any optional or mandatory redemption; (x) any conversion rights applicable to the series of Preferred Stock; (xi) any listing of the shares on a securities exchange; and (xii) any other specific terms, preferences, rights, limitations or restrictions.
DESCRIPTION OF THE SENIOR NOTES
Set forth below is a description of the general terms of the Senior Notes which may be issued pursuant to (i) the Senior Note Indenture dated as of June 1, 2026, between the Company and U.S. Bank Trust Company, National Association (“U.S. Bank”), as trustee, as to be supplemented by a supplemental indenture establishing the Senior Notes of each series (such Senior Note Indenture, as so supplemented, is referred to as the “2026 Senior Note Indenture”) or (ii) the Senior Note Indenture dated as of January 1, 2007, between the Company and Computershare Trust Company, N.A. (“Computershare”), as successor trustee, as heretofore supplemented and amended and as to be supplemented by a supplemental indenture establishing the Senior Notes of each series (such Senior Note Indenture, as so supplemented and amended, is referred to as the “2007 Senior Note Indenture”). The Prospectus Supplement for each series of Senior Notes will identify whether such Senior Notes will be issued pursuant to the 2026 Senior Note Indenture or the 2007 Senior Note Indenture. In the following description, the term “Senior Note Indenture” refers to the 2026 Senior Note Indenture or the 2007 Senior Note Indenture, as applicable, and the term “Senior Note Indenture Trustee” refers to U.S. Bank, as trustee under the 2026 Senior Note Indenture, or Computershare, as successor trustee under the 2007 Senior Note Indenture, as applicable. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) the 2026 Senior Note Indenture and (ii) the 2007 Senior Note Indenture, copies of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the “1939 Act”). Certain capitalized terms used and not defined in this section of the Prospectus are defined in the Senior Note Indenture.
General
The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all existing and future secured debt of the Company. The Company had no secured debt outstanding at March 31, 2026. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of Senior Notes) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred stockholders of each subsidiary. As of March 31, 2026, on a consolidated basis, the Company had approximately $73.4 billion of outstanding long-term debt (including securities due within one year), of which approximately $48.7 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. In addition, the Company had approximately $1.7 billion of short-term notes payable, $0.7 billion of which was short-term notes payable of the Company’s subsidiaries.
The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.
Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of, premium, if any, on and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the date or dates, if any, after which such Senior Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of the Company and the terms for any such conversion or exchange; (ix) the denominations in which such Senior Notes shall be issuable; (x) if other than the principal amount of such Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (xi) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xii) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xiii) any other terms of such Senior Notes.
The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company or its subsidiaries.
Events of Default
Unless provided otherwise in the supplemental indenture relating to any series, the Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Senior Notes of such series:
(a) failure for 30 days to pay interest on the Senior Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or
(b) failure to pay principal of, premium, if any, on or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or
(c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or
(d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or
(e) certain events of bankruptcy, insolvency or reorganization of the Company.
The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount of the Senior Notes due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may, by written notice to the Company and the Senior Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior Note Indenture Trustee.
The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Payment and Paying Agent
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will from that time forward look only to the Company for payment of such principal and interest.
Modification
The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series affected, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided that no such modification may, without the consent of the holder of each outstanding Senior Note affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount of any Senior Note or the rate of interest on any Senior Note or any premium payable upon the redemption of any Senior Note, or change the method of calculating the rate of interest on any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note affected thereby.
In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Senior Notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of, premium, if any, on and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Senior Note Indenture Event of Default, and no event which, after notice or lapse of time or both, would become a Senior Note Indenture Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Senior Note Indenture Trustee
The Senior Note Indenture Trustee, prior to a Senior Note Indenture Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the

Senior Note Indenture and, in case a Senior Note Indenture Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity and/or security by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Senior Note Indenture Trustee also serves as Subordinated Note Indenture Trustee (as defined below). The Company and certain of its affiliates may maintain deposit accounts and banking relationships with affiliates of U.S. Bank. The Senior Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.
Governing Law
The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties to the Senior Note Indenture and their respective successors and assigns.
DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES
Set forth below is a description of the general terms of the Junior Subordinated Notes which may be issued pursuant to (i) the Subordinated Note Indenture dated as of June 1, 2026, between the Company and U.S. Bank, as trustee, as to be supplemented by a supplemental indenture establishing the Junior Subordinated Notes of each series (such Subordinated Note Indenture, as so supplemented, is referred to as the “2026 Subordinated Note Indenture”) or (ii) the Subordinated Note Indenture dated as of October 1, 2015, between the Company and Computershare, as successor trustee, as heretofore supplemented and amended and as to be supplemented by a supplemental indenture establishing the Junior Subordinated Notes of each series (such Subordinated Note Indenture, as so supplemented and amended, is referred to as the “2015 Subordinated Note Indenture”). The Prospectus Supplement for each series of Junior Subordinated Notes will identify whether such Junior Subordinated Notes will be issued pursuant to the 2026 Subordinated Note Indenture or the 2015 Subordinated Note Indenture. In the following description, the term “Subordinated Note Indenture” refers to the 2026 Subordinated Note Indenture or the 2015 Subordinated Note Indenture, as applicable, and the term “Subordinated Note Indenture Trustee” refers to U.S. Bank, as trustee under the 2026 Subordinated Note Indenture, or Computershare, as successor trustee under the 2015 Subordinated Note Indenture, as applicable. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) the 2026 Subordinated Note Indenture and (ii) the 2015 Subordinated Note Indenture, copies of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used and not defined in this section of the Prospectus are defined in the Subordinated Note Indenture.
General
The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued under the Subordinated Note Indenture and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.
Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered by such Prospectus Supplement: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of, premium, if any, on and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the date or dates, if any, after which such Junior Subordinated Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of the Company and the terms for any such conversion or exchange; (ix) the denominations in which such Junior Subordinated Notes shall be issuable; (x) if other than the principal amount of the Junior Subordinated Notes, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity of such Junior Subordinated Notes; (xi) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xii) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xiii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiv) any other terms of such Junior Subordinated Notes.
The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company or its subsidiaries.
Subordination
The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest (as defined below)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.
The term “Senior Indebtedness” means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of March 31, 2026, the Senior Indebtedness of the Company, on an unconsolidated basis, aggregated approximately $16.0 billion principal amount. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of Senior Notes and Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred stockholders of each subsidiary. As of March 31, 2026, on a consolidated basis, the Company had approximately $73.4 billion of outstanding long-term debt (including securities due within one year), of which approximately $48.7 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. In addition, the Company had approximately $1.7 billion of short-term notes payable, $0.7 billion of which was short-term notes payable of the Company’s subsidiaries.
Additional Interest
“Additional Interest” is defined in the Subordinated Note Indenture as any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.
Certain Covenants
The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, or (ii) if at such time an Event of Default under the Subordinated Note Indenture with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest on, principal of or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock, (ii) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iii) dividends, payments or distributions payable in shares of capital stock, (iv) redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan, or (v) any declaration of a dividend in connection with implementation of any stockholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.
Events of Default
Unless provided otherwise in the supplemental indenture relating to any series, the Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Junior Subordinated Notes of such series:
(a) failure for 30 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest in respect of the Junior Subordinated Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or
(b) failure to pay principal of, or premium, if any, on or interest, including Additional Interest, on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or
(c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or
(d) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or
(e) certain events of bankruptcy, insolvency or reorganization of the Company.
The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the

Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may, by written notice to the Company and the Subordinated Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.
The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest (including Additional Interest) or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.
Payment and Paying Agent
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.
Modification
The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected, to modify the Subordinated Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest) on any Junior Subordinated Note or any premium payable upon the redemption of any Junior Subordinated Note, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.
In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Junior Subordinated Notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of and premium, if any, on and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Subordinated Note Indenture Event of Default, and no event which, after notice or lapse of time or both, would become a Subordinated Note Indenture Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to a Subordinated Note Indenture Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case a Subordinated Note Indenture Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity and/or security by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Subordinated Note Indenture Trustee also serves as Senior Note Indenture Trustee (as defined above). The Company and certain of its affiliates may maintain deposit accounts and banking relationships with affiliates of U.S. Bank. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.
Governing Law
The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS
The Company may issue Stock Purchase Contracts, including contracts that obligate holders to purchase from the Company, and the Company to sell to these holders, a specified or varying number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and beneficial interests in either (i) debt securities or Preferred Stock of the Company or (ii) debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of some or all of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or deferred basis. The Stock Purchase Contracts may require holders to secure their obligations under these Stock Purchase Contracts in a specified manner. The terms of any Stock Purchase Contracts or Stock Purchase Units being offered will be described in a Prospectus Supplement.
PLAN OF DISTRIBUTION
The Company may sell the Common Stock, the Preferred Stock, the Senior Notes, the Junior Subordinated Notes, the Stock Purchase Contracts and the Stock Purchase Units in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to Common Stock and each series of Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will set forth the terms of the offering of such Common Stock, Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units, including the name or names of any underwriters or agents, the purchase price of such Common Stock, Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Common Stock, Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units may be listed.
If underwriters participate in the sale, such Common Stock, Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any Common Stock, Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Common Stock, Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units, if any are purchased.
Underwriters and agents may be entitled under agreements entered into with the Company to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, the Company in the ordinary course of business, for which they may receive customary compensation.
The Common Stock is listed on the New York Stock Exchange. Each series of Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Stock, Senior Notes, Junior Subordinated Notes, Stock Purchase Contracts or Stock Purchase Units may or may not be listed on a national securities exchange.
LEGAL MATTERS
The validity of the Common Stock, the Preferred Stock, the Senior Notes, the Junior Subordinated Notes, the Stock Purchase Contracts and the Stock Purchase Units and certain matters relating to such securities will be passed upon on behalf of the Company by Troutman Pepper Locke LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the underwriters by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of the Company for some matters.

EXPERTS
The financial statements of the Company, incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

50,000,000 Shares

Common Stock

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PROSPECTUS SUPPLEMENT
June 8, 2026
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